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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                                June 17, 1999
               ------------------------------------------------
               Date of Report (Date of Earliest Event Reported)


                          MAXCOR FINANCIAL GROUP INC.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                        0-25056                 59-3262958
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)

                            Two World Trade Center
                              New York, New York
                    ---------------------------------------
                   (Address of Principal Executive Offices)

                                     10048
                                  ----------
                                  (Zip Code)

                                (212) 748-7000
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                  ------------------------------------------
                  (Former Name or Former Address, if Changed
                              Since Last Report)


                        The Exhibit Index is on Page 4


                              Page 1 of 8 Pages
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Item 5.    Other Events

                  On June 17, 1999, Registrant issued a press release announcing that it had consummated the repurchase of the 2,986,345 shares of Registrant's common stock held by the venture capital group, Welsh, Carson, Anderson & Stowe. The repurchase was the subject of a previously-announced agreement between Registrant and Welsh Carson. The 2,986,345 shares repurchased represented approximately 26.4% of the 11,323,782 shares of Registrant's common stock that were outstanding immediately prior to the repurchase. As a result of the repurchase, the number of Registrant's outstanding shares of common stock was reduced to 8,337,437 (and the number of its treasury shares increased to 3,054,832). Registrant paid a total of $5,226,103.75, or $1.75 per share, to repurchase the shares.

                  Financing for the repurchase was obtained, in part, from approximately $2.0 million in borrowings under a new asset-based revolving credit facility provided by GE Capital to Registrant's Euro Brokers Inc. subsidiary. GE Capital has historically provided leasing and other secured financing to Euro Brokers. The new facility had a borrowing base of approximately $3.5 million at the time of its execution and provides for a maximum borrowing base of up to $5.0 million.

                  In connection with the consummation of the repurchase, Registrant, the relevant Welsh Carson partnerships and certain directors and officers of Registrant executed an amendment, dated as of June 17, 1999 (the "Amendment"), to the Registration Rights Agreement, dated as of August 16, 1996, to which they were a party (the "Registration Rights Agreement"). Prior to the Amendment, the Registration Rights Agreement provided such entities and persons (as well as others who were signatory thereto) with certain demand and "piggy-back" registration rights with respect to certain of their shares of Registrant's common stock. The Amendment effected a termination of the Registration Rights Agreement and extinguished all registration rights granted thereunder.

                  The summary of the Amendment above is qualified in its entirety by the full text of the Amendment, which is attached hereto as
Exhibit 2.1 and is incorporated herein by reference. Registrant's press release describing the consummation of the repurchase of common stock from Welsh Carson is attached hereto as Exhibit 99.1 and is also hereby incorporated herein by reference.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

(c)               Exhibits.

2.1 Amendment, dated as of June 17, 1999, to Registration Rights Agreement, dated as of August 16, 1996.

99.1              Press Release, dated June 17, 1999.


                              Page 2 of 8 Pages
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                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MAXCOR FINANCIAL GROUP INC.


                                    By:         /s/ Gilbert Scharf
                                       -------------------------------------
                                       Name:   Gilbert Scharf
                                       Title:  Chairman of the Board, President
                                               and Chief Executive Officer



Date: June 22, 1999


                              Page 3 of 8 Pages
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                                 EXHIBIT INDEX


Exhibit No.                    Description                          Page No.
-----------                    -----------                          --------
2.1              Amendment, dated as of June 17, 1999, to               5
                 Registration Rights Agreement, dated as of August 16, 1996.

99.1             Press Release, dated June 17, 1999                     7


                              Page 4 of 8 Pages